CONITE
 COMISION NACIONAL DE INVERSIONES Y TECNOLOGIAS EXTRANJERAS
 SECTOR ECONOMIA Y FINANZAS


 JUDICIAL STABILITY AGREEMENT WITH EMPRESA MINERA ESPECIAL
 TINTAYA S.A.

 This represents the Judicial Stability Agreement signed between, on one hand, the PERUVIAN GOVERNMENT (hereinafter called the GOVERNMENT), duly represented by Mr. Carlos Hererra Perret, Secretary General of the National Commission on Foreign Investment and Technology (CONITE), domiciled at Jr. Antonio Miro Quesada No. 320, 4th Fl., Lima, and authorized to this effect by CONITE Directorial Resolution No. 001-93-EF/35 dated February 1, 1993; and, on the other hand, EMPRESA MINERA ESPECIAL TINTAYA S.A. (hereinafter called TINTAYA), legally organized in Lima, Peru and registered on Card No. 01001 of the Book of Special State-Owned Mining Firms of the Public Mining Registry, duly represented by its agent, Engr. Lucio Rios Quinteros, a Peruvian national, Voting I.D. No. 10490249, as documented by power of attorney of which a single copy is attached hereto; under the terms and conditions of the following clauses:

 FIRST.   TINTAYA has requested the NATIONAL COMMISSION ON
 FOREIGN INVESTMENTS AND TECHNOLOGIES (hereafter called CONITE) to sign a Judicial Stability Agreement under the auspices of the provisions of Legislative Decree No. 662, Title II and Chapter I of Title V of Legislative Decree No. 757, and their Regulations approved by Supreme Decree No. 162-92-EF dated October 12, 1992, hereinafter called the REGULATION.

 SECOND.   TINTAYA, by virtue of this Agreement, agrees to
 record shares in favor of the firms MAGMA COPPER COMPANY of the United States of America and GLOBAL MAGMA LTD of Grand Cayman, Cayman Islands (hereinafter called MAGMA and GLOBAL), a consortium who won the International Public Bid for the sale of state-owned shares and who signed a Judicial Stability Agreement on November 28, 1994, in compliance with the investment terms referred to in Subsection b) of Article 17 of the Regulation. Consequently, TINTAYA agrees as follows:

1. To register within no more than 2 (two) months from November 29, 1994, a total of 52,251,642 (fifty-two million two hundred and fifty-one thousand six hundred and forty-two) representative shares of its corporate capital in favor of MAGMA who acquired these shares within TINTAYA's privatization process for the sum of US$ 62,715,625 (sixty-two million seven hundred and fifteen thousand six hundred and twenty-five and 00/00 U.S. Dollars), representing the price offered for 25% of the representative shares of TINTAYA's corporate capital.



2. To register within no more than 2 (two) months from November 29, 1994, a total of 153,481,680 (one hundred and fifty-three million four hundred and eighty-one thousand six hundred and eighty) representative shares of its corporate capital in favor of GLOBAL who acquired these shares within TINTAYA's privatization process for the sum of US$ 184,218,125.60 (one hundred and eighty-four million
two hundred and eighteen thousand
    one hundred and twenty-five and 60/100 U.S. Dollars), representing the price offered for 73.43% of the representative shares of TINTAYA's corporate capital.


3. Of the total amount of US$ 246,933,750.60 (two hundred and forty-six million nine hundred and thirty-three thousand seven hundred and fifty and 60/100 U.S. Dollars), the amount of US$ 214,071,250.60 (two hundred and fourteen million seventy-one thousand two hundred and fifty and 60/100 U.S. Dollars) shall be channeled through the National Finance System and deposited into the account to be indicated on a timely basis by the seller, MINERO PERU S.A. The deposit shall be documented by means of a certificate to be issued by the Central Reserve Bank of Peru, the National Bank or, if applicable, the bank involved in the transaction. The balance is payable in eligible debentures of the Peruvian foreign debt having a face value of US$ 55,000,000 (fifty-five million and 00/100 U.S. Dollars), according to Law No. 26250 and its Regulation. This value shall be adjusted using coefficient 0.5975, yielding an adjusted value of US$ 32,862,500 (thirty-two million eight hundred and sixty-two thousand five hundred and 00/100 U.S. Dollars).

4. To certify that the acquisition involves the transfer of 98.43% of TINTAYA's shares.

5. To register the investment, valued in freely convertible currency, with CONITE.

 THIRD.   The Government, by virtue of this Agreement and while
 said Agreement is in effect, agrees to guarantee Judicial
 Stability for TINTAYA with regard to the investment referred to in Clause Two, on the following terms:


1. Stability in hiring procedures for TINTAYA's workers during the effective term of this Agreement, according to the provisions of Subsection a) of Article 12 of Legislative Decree No. 662, under the following terms:

     a) Temporary employment contracts governed by Chapters II and V to VIII of Title III of
          Legislative Decree No. 728, the Employment
          Development Law, in effect on the date of this Agreement;

     b) Occasional employment contracts governed by Chapters III and V to VIII of Title III of
          Legislative Decree No. 728, the Employment
          Development Law, in effect on the date of this Agreement;

     c) Work contracts for specific jobs or services governed by Chapters IV to VIII of Title III of Legislative Decree No. 728, Employment
          Development Law, in effect on the date of this Agreement.


2. Stability of export promotion procedures used by TINTAYA under the provisions of Subsection b) of Article 12 of Legislative Decree No. 662 contained in Chapter

   IX of Title I of Legislative Decree No. 775, in Extraordinary Supreme Decree No. 013-93-PCM having the force and effect of law, enacted by Law No. 26200 and amended by Legislative Decree No. 778, as well as in any provisions in use on the effective date of this Agreement.

 FOURTH.   In accordance with Clause Two, TINTAYA also agrees:


1.  To certify that MAGMA and GLOBAL have made payment of US$
    246,933,750.60 (two hundred and forty-six million nine hundred and thirty-three thousand seven hundred and fifty and 60/100 U.S. Dollars) by submitting:

    a. Copies of the entry in the Stock Registry and Transfer Book and of the Stock Purchase/Sales
         Agreement, as well as a copy of the respective certification issued by the Central Reserve
         Bank of Peru, the National Bank or the local bank involved in the transaction by channeling the funds, in the amount of US$ 214,071,250.60
         (two hundred and fourteen million seventy-one thousand two hundred and fifty and 60/100 U.S.
         Dollars), through the National Finance System;

    b.   A certificate issued by the Directorate
         General of Public Credit of the Ministry of Economy and Finance approving payment by means of eligible foreign debt debentures in the amount of US$ 55,000,000 (fifty-five million and 00/100 U.S. Dollars) in accordance with Law No. 26250 and its Regulation. The value of the debentures, adjusted on the basis of a coefficient of 0.5975, amounts to US$
         32,862,500 (thirty-two million eight hundred and sixty-two thousand five hundred and 00/100
         U.S. Dollars).


2. To document, by means of a certificate issued by the Commission of Promotion of Private Investment (COPRI), that the transfer of 98.43% of TINTAYA's shares has effectively been completed.

 Proof of compliance with the obligations indicated in the preceding numerals shall be provided to CONITE within 30 calendar days of the deadline for compliance, in accordance with Clause Two. Failure to comply with these requirements shall constitute cause for termination of the Agreement.

 FIFTH.   This Judicial Stability Agreement shall be in effect
 for ten years from its effective date. Consequently, it shall not be modified unilaterally by either party during this period, even in the event of a change in national legislation, whether it be a beneficial or prejudicial modification for either party to this Agreement.

  SIXTH.   TINTAYA shall have a once only right to waive the
 Judicial Stability terms established in this Agreement. Notification to CONITE to this effect shall be in writing and shall take effect on the date notification is received.

 Should TINTAYA exercise its right to waive the Stability
 Agreement, as stated in this Clause, it shall automatically become subject to regular legislation.

 SEVENTH.   This Judicial Stability Agreement may be amended by
 mutual agreement of the parties, except for the effective term established in Clause Five. Nor may the amount of the capital infusion or investments be reduced to below the limit established in Subsection b) of Article 17 of the Regulation.

 To this effect, TINTAYA shall submit a request to CONITE, to be processed in the same manner as the signing of this Agreement.

 EIGHTH.   It being the intention of the parties that any
 problems which may arise regarding the fulfillment of this Agreement be resolved as expeditiously as possible, it is henceforth agreed that any litigation, controversy or claim between the parties regarding the interpretation, execution or validity of this Agreement shall be resolved by legal arbitration.

 The arbitration shall take place in Lima, through an Arbitration Court comprised of three members. Each of the parties shall appoint one member and the two members thus designated shall appoint the third. The arbitrators are expressly empowered to rule on the controversy being arbitrated.

 Should one party fail to appoint an arbitrator within fifteen days of receipt of the request from the party calling for the arbitration, or if within fifteen days after the last arbitrator was appointed by the parties, the two arbitrators fail to agree on the third, the Lima Chamber of Commerce shall appoint him at the request of either party.

 The arbitration process shall not exceed sixty working days following the appointment of the last arbitrator, and shall be subject to the General Arbitration Law approved by Decree Law No. 25935 and/or the rules which may replace or amend said Law.

 The cost arising from the application of this clause shall be borne equally by the contracting parties.

 NINTH.   The following shall be cause for fully justified
 termination of this Judicial Stability Agreement without need for prior communication:

 1. Failure on the part of TINTAYA to register the shares which represent its corporate capital in the name of MAGMA and GLOBAL, as agreed in Clause Two.

2. Failure on the part of TINTAYA to comply with the requirement stated in Clause Four.

3.   Assignment of the contractual status by TINTAYA.

4. Failure on the part of MAGMA or GLOBAL to fulfill the obligations assumed under the Stock Purchase/Sales
     Agreement with Empresa Minera del Peru S.A.

 Should TINTAYA incur in any of the aforementioned causes for termination of this Agreement, and if due to the Judicial Stability provided hereunder they made lower fiscal payments under export promotion rules than they would have paid without this Agreement, it shall be required to reimburse the Government for the updated tax amount for which they would have been liable had they not signed this Agreement, plus any corresponding surcharges as provided in the Tax Code.

 It shall be understood that if, in the event referred to in the previous paragraph, TINTAYA bore a higher tax burden under export promotion rules by virtue of this Agreement, the Government shall be under no obligation to make any kind of reimbursement.

 The parties having approved all of the terms of this Agreement, they have signed it in two copies of equal content at the city of Lima, on this 28th day of November 1994.

 FOR TINTAYA:             [ Signature ]
                          Lucio Rios Quinteros
                          General Manager


 FOR THE GOVERNMENT:      [ Signature ]
                          Carlos Herrera Perret
                          [ STAMP ]     Secretary General
                          CONITE   CONITE
                          Secretariat General
                          Economy and Finance Section



                        [ STAMP ]
                           CONITE
                         Legal Department
 National Commission on Foreign
      Investment and Technology

      [ Signature ]
        JORGE NICHO MAURICIO
            Reg. Attorney, Bar No. 7913
            CONITE Secretariat General